As filed with the Securities and Exchange Commission on September 23, 2009

Registration No. 333-160634

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	8082	20-5340172
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2401 South Plum Grove Road

Palatine, Illinois 60067

(847) 303-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Heaney

President and Chief Executive Officer

Addus HomeCare Corporation

2401 South Plum Grove Road

Palatine, Illinois 60067

(847) 303-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Securities and Exchange Commission send copies of all notices, orders and communications to:

Dominick P. DeChiara, Esq.	Colin J. Diamond, Esq.
Lloyd H. Spencer, Esq.	White & Case LLP
Nixon Peabody LLP	1155 Avenue of the Americas
437 Madison Avenue	New York, New York 10036
New York, New York 10022	(212) 819-8200
(212) 940-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large Accelerated Filer	☐	Accelerated Filer

☒	Non-accelerated Filer	☐	Smaller Reporting Company
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the exhibits indicated in Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and The Nasdaq Global Market initial listing fee.

SEC registration fee		$3,850
FINRA filing fee		7,400
Nasdaq Global Market initial listing fee		5,000
Transfer agent and registrar fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Directors’ and officers’ insurance		*
Blue sky qualification fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment.

Item 14.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the registrant, which will be in effect prior to the completion of any offering pursuant to this registration statement, provide that:

•

the registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	the registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;

•

the registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•

the registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification;

•

the rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	the registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant is party to indemnification agreements with each of Brian D. Young, Mark L. First, Simon A. Bachleda, Mark S. Heaney and W. Andrew Wright, III in their capacities as officers and directors (each, an indemnitee). Pursuant to these agreements, the registrant has agreed to hold each indemnitee harmless and indemnify him to the fullest extent permitted by law against all expenses, judgments, penalties, fines and amounts paid in settlement including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the indemnitee. The registrant is not obligated to make any payment to any indemnitee that is finally determined to be unlawful. In respect of any threatened, pending or completed proceeding in which the registrant is jointly liable with an indemnitee, the registrant will pay the entire amount of any judgment or settlement without requiring the indemnitee to contribute. The registrant will advance, to the extent permitted by law, all expenses incurred by or on behalf of an indemnitee in connection with a proceeding. No amendment, alteration or repeal of the registrant’s certificate of incorporation, bylaws or the indemnification agreement with any indemnitee will limit any right of that indemnitee in respect of any action taken or omitted by that indemnitee prior to such amendment. With respect to Messrs. Young, First and Bachleda, the registrant has agreed that, where the indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Eos Funds or their affiliates, the registrant will be the indemnitor of first resort, the registrant will be required to advance the full amount of expenses incurred by the indemnitee and the registrant has waived and released the Eos Funds and their affiliates from any and all claims for contribution, subrogation or any other recovery of any kind. The registrant anticipates that it will enter into similar indemnification agreements with any new member elected to our board of directors. The registrant also maintains directors and officers insurance to insure its directors and officers against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, the registrant sold the following securities, which were not registered under the Securities Act. The information below does not reflect the conversion of our series A preferred stock.

The registrant granted options under its stock option plan to purchase 74,265 shares of common stock (net of expirations and cancellations) to employees, directors and consultants, having exercise prices ranging from $100.00 to $110.00 per share. None of these options to purchase shares of common stock have been exercised. The offers, sales and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were the registrant’s employees, directors or bona fide consultants and received the securities under our stock option plan.

On September 19, 2006, the registrant issued: (a) 28,940 shares of its series A preferred stock to Eos Capital Partners III, L.P. in exchange for aggregate consideration of $28,940,000; (b) 8,310 shares of its series A preferred stock to Eos Partners SBIC III, L.P. in exchange for aggregate consideration of $8,310,000; and (c) 500 shares of its series A preferred stock to Freeport Loan Fund, LLC in exchange for aggregate consideration of $500,000, the proceeds of which were used to fund a portion of the purchase price paid in connection with the registrant’s acquisition of Addus HealthCare, Inc. The registrant issued these securities to these accredited investors in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. Each entity had adequate access to information about the registrant through its relationship with the registrant or through information provided to them.

On September 19, 2006, in connection with the registrant’s acquisition of Addus HealthCare, Inc., the registrant issued the following shares of common stock to the following persons, former stockholders of Addus HealthCare, Inc., in exchange for their contribution of shares of Addus HealthCare, Inc. common stock, as follows:

Stockholder	Addus HealthCare, Inc. Common Stock Contributed	Addus HomeCare Corporation Common Stock Issued
W. Andrew Wright	72	71,536
Mark S. Heaney	5	5,285
James A. Wright	1	944
Courtney E. Panzer	1	944
Addus Term Trust	4	3,114
W. Andrew Wright Grantor Retained Annuity Trust	13	12,552

The foregoing shares of common stock described in the table above were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. Each holder had adequate access to information about the registrant through his relationship with the registrant or through information provided to him.

The registrant did not, nor does it plan to, pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. In addition, each of the certificates issued representing the securities in the transactions listed above bears a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of securities in each of the transactions listed above represented to the registrant their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had or have adequate access, through their employment or other relationship with the registrant or through other access to information provided by our company, to information about our company.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*

3.1	Restated Certificate of Incorporation of the Registrant**

3.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated as of July 10, 2009**

3.2(a)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated as of September 22, 2009

3.3	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective prior to the closing of the offering**

3.4	Bylaws of the Registrant**

3.5	Form of Amended and Restated Bylaws of the Registrant, to be effective prior to the closing of the offering**

4.1	Form of Common Stock Certificate*

4.2	Stockholders’ Agreement, dated September 19, 2006, by and among the Registrant, Eos Capital Partners III, L.P., Eos Partners SBIC III, L.P., Freeport Loan Fund LLC, W. Andrew Wright, III, Addus Term Trust, W. Andrew Wright Grantor Retained Annuity Trust, Mark S. Heaney, James A. Wright and Courtney E. Panzer**

4.3	Registration Rights Agreement, dated September 19, 2006, by and among the Registrant, Eos Capital Partners III, L.P., Eos Partners SBIC III, L.P., Freeport Loan Fund LLC, W. Andrew Wright, III, Addus Term Trust, W. Andrew Wright Grantor Retained Annuity Trust, Mark S. Heaney, James A. Wright and Courtney E. Panzer**

Exhibit Number	Description of Document
4.4	Form of 10% Junior Subordinated Promissory Note**

5.1	Opinion of Nixon Peabody LLP*

10.1	Employment and Non-Competition Agreement, dated September 19, 2006, between Addus HealthCare, Inc. and W. Andrew Wright, III**

10.1(a)	Amendment to Employment and Non-Competition Agreement, dated May 6, 2008, between Addus HealthCare, Inc. and W. Andrew Wright, III**

10.1(b)	Separation and General Release Agreement, dated as of September 20, 2009, between Addus HealthCare, Inc. and W. Andrew Wright, III**

10.2	Amended and Restated Employment and Non-Competition Agreement, dated May 6, 2008, between Addus HealthCare, Inc. and Mark S. Heaney**

10.3	Employment and Non-Competition Agreement, dated July 31, 2008, between Addus HealthCare, Inc. and Francis J. Leonard**

10.4	Amended and Restated Employment and Non-Competition Agreement, dated August 27, 2007, between Addus HealthCare, Inc. and Darby Anderson**

10.5	Employment and Non-Competition Agreement, dated April 10, 2008, between Addus HealthCare, Inc. and Sharon Rudden**

10.6	Amended and Restated Employment and Non-Competition Agreement, dated October 8, 2008, between Addus HealthCare, Inc. and David W. Stasiewicz**

10.6(a)	Amendment No. 1 to Amended and Restated Employment and Non-Competition Agreement between Addus HealthCare, Inc. and David W. Stasiewicz*

10.7	Employment and Non-Competition Agreement, dated March 23, 2007, between Addus HealthCare, Inc. and Paul Diamond**

10.8	Credit Agreement, dated as of September 19, 2006, between Addus Acquisition Corporation, as borrower, Addus HealthCare, Inc., the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as lender, Residential Funding Corporation and Fifth Third Bank (Chicago), as lenders***

10.8(a)	Consent and First Amendment to Credit Agreement, dated as of July 29, 2007, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, Residential Funding Corporation and Fifth Third Bank (Chicago), as lenders

10.8(b)	Consent and Second Amendment to Credit Agreement, dated as of October 15, 2007, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(c)	Consent and Third Amendment to Credit Agreement, dated as of November 13, 2007, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

Exhibit Number	Description of Document
10.8(d)	Consent and Fourth Amendment to Credit Agreement, dated as of April 1, 2008, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(e)	Consent and Fifth Amendment to Credit Agreement, dated as of June 9, 2008, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(f)	Consent and Sixth Amendment to Credit Agreement, dated as of September 25, 2008, between Addus HealthCare, Inc., as borrower, the Registrant, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(g)	Consent and Seventh Amendment to Credit Agreement, dated as of October 21, 2008, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.9	Management Consulting Agreement, dated September 19, 2006, between Addus HealthCare, Inc. and Eos Management, Inc.**

10.9(a)	Amendment No. 1 to Management Consulting Agreement, dated July 2008, between Addus HealthCare, Inc. and Eos Management, Inc.**

10.9(b)	Termination Agreement between Addus HealthCare, Inc. and Eos Management, Inc.**

10.10	Addus HealthCare, Inc. Home Health and Home Care Division Vice President and Regional Director Bonus Plan**

10.11	Addus HealthCare, Inc. Support Center Vice President and Department Director Bonus Plan**

10.12	Addus Holding Corporation 2006 Stock Incentive Plan**

10.13	Director Form of Option Award Agreement under the 2006 Stock Incentive Plan**

10.14	Executive Form of Option Award Agreement under the 2006 Stock Incentive Plan**

10.15	Contingent Payment Agreement, dated September 19, 2006, among the Registrant, Addus Acquisition Corporation, Addus Management Corporation, Addus HealthCare, Inc., W. Andrew Wright, III, Addus Term Trust, W. Andrew Wright Grantor Retained Annuity Trust, Mark S. Heaney, James A. Wright and Courtney E. Panzer**

10.16	Form of Indemnification Agreement**

10.17	License Agreement, dated March 24, 2006, between McKesson Information Solutions, LLC and Addus HealthCare, Inc.**

10.17(a)	Contract Supplement to the License Agreement, dated March 24, 2006**

10.17(b)	Contract Supplement to the License Agreement, dated March 28, 2006**

Exhibit Number	Description of Document
10.17(c)	Amendment to License Agreement, dated March 28, 2006, between McKesson Information Solutions, LLC and Addus HealthCare, Inc.**

10.18	Lease, dated April 1, 1999, between W. Andrew Wright, III and Addus HealthCare, Inc.**

10.18(a)	First Amendment to Lease, dated as of April 1, 2002, between W. Andrew Wright, III and Addus HealthCare, Inc.**

10.18(b)	Second Amendment to Lease, dated as of September 19, 2006, between W. Andrew Wright, III and Addus HealthCare, Inc.**

10.18(c)	Third Amendment to Lease, dated as of September 1, 2008, between W. Andrew Wright, III and Addus HealthCare, Inc.**

10.19	Consent Fee Agreement among the Registrant, Eos Capital Partners III, L.P. and Eos Partners SBIC III, L.P.**

10.20	Form of Addus HomeCare Corporation 2009 Stock Incentive Plan**

10.20(a)	Form of Incentive Stock Option Award Agreement under the 2009 Stock Incentive Plan**

10.20(b)	Form of Restricted Stock Award Agreement under the 2009 Stock Incentive Plan**

21.1	Subsidiaries of the Registrant**

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Dixon Hughes PLLC, Independent Public Accounting Firm**

23.3	Consent of Nixon Peabody LLP (included in Exhibit 5.1)*

24.1	Power of Attorney**

24.1(a)	Power of Attorney (Steven I. Geringer)**

*	To be filed by amendment.
**	Previously filed.
***	Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the redacted provisions have been filed separately with the Securities and Exchange Commission in connection with such request.

(b)	Financial Statement Schedules.

All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palatine, State of Illinois, on the 22nd day of September, 2009.

ADDUS HOMECARE CORPORATION

By:	/S/ MARK S. HEANEY
Mark S. Heaney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 22, 2009.

Signature	Title

/S/ MARK S. HEANEY Mark S. Heaney	President, Chief Executive Officer and Chairman of the board (principal executive officer)

/S/ FRANCIS J. LEONARD Francis J. Leonard	Chief Financial Officer, Vice President and Secretary (principal financial officer and principal accounting officer)

* Brian D. Young	Director

* Mark L. First	Director

* Simon A. Bachleda	Director

* W. Andrew Wright, III	Director

* Steven I. Geringer	Director

*By:	/S/ MARK S. HEANEY

Mark S. Heaney Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*

3.1	Restated Certificate of Incorporation of the Registrant**

3.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated as of July 10, 2009**

3.2(a)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated as of September 22, 2009

3.3	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective prior to the closing of the offering**

3.4	Bylaws of the Registrant**

3.5	Form of Amended and Restated Bylaws of the Registrant, to be effective prior to the closing of the offering**

4.1	Form of Common Stock Certificate*

4.2	Stockholders’ Agreement, dated September 19, 2006, by and among the Registrant, Eos Capital Partners III, L.P., Eos Partners SBIC III, L.P., Freeport Loan Fund LLC, W. Andrew Wright, III, Addus Term Trust, W. Andrew Wright Grantor Retained Annuity Trust, Mark S. Heaney, James A. Wright and Courtney E. Panzer**

4.3	Registration Rights Agreement, dated September 19, 2006, by and among the Registrant, Eos Capital Partners III, L.P., Eos Partners SBIC III, L.P., Freeport Loan Fund LLC, W. Andrew Wright, III, Addus Term Trust, W. Andrew Wright Grantor Retained Annuity Trust, Mark S. Heaney, James A. Wright and Courtney E. Panzer**

4.4	Form of 10% Junior Subordinated Promissory Note**

5.1	Opinion of Nixon Peabody LLP*

10.1	Employment and Non-Competition Agreement, dated September 19, 2006, between Addus HealthCare, Inc. and W. Andrew Wright**

10.1(a)	Amendment to Employment and Non-Competition Agreement, dated May 6, 2008, between Addus HealthCare, Inc. and W. Andrew Wright**

10.1(b)	Separation and General Release Agreement, dated as of September 20, 2009, between Addus HealthCare, Inc. and W. Andrew Wright, III**

10.2	Amended and Restated Employment and Non-Competition Agreement, dated May 6, 2008, between Addus HealthCare, Inc. and Mark S. Heaney**

10.3	Employment and Non-Competition Agreement, dated July 31, 2008, between Addus HealthCare, Inc. and Frank Leonard**

10.4	Amended and Restated Employment and Non-Competition Agreement, dated August 27, 2007, between Addus HealthCare, Inc. and Darby Anderson**

10.5	Employment and Non-Competition Agreement, dated April 10, 2008, between Addus HealthCare, Inc. and Sharon Rudden**

10.6	Amended and Restated Employment and Non-Competition Agreement, dated October 8, 2008, between Addus HealthCare, Inc. and David W. Stasiewicz**

10.6(a)	Amendment No. 1 to Amended and Restated Employment and Non-Competition Agreement between Addus HealthCare, Inc. and David W. Stasiewicz*

10.7	Employment and Non-Competition Agreement, dated March 23, 2007, between Addus HealthCare, Inc. and Paul Diamond**

Exhibit Number	Description of Document
10.8	Credit Agreement, dated as of September 19, 2006, between Addus Acquisition Corporation, as borrower, Addus HealthCare, Inc., the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as lender, Residential Funding Corporation and Fifth Third Bank (Chicago), as lenders***

10.8(a)	Consent and First Amendment to Credit Agreement, dated as of July 29, 2007, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, Residential Funding Corporation and Fifth Third Bank (Chicago), as lenders

10.8(b)	Consent and Second Amendment to Credit Agreement, dated as of October 15, 2007, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(c)	Consent and Third Amendment to Credit Agreement, dated as of November 13, 2007, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(d)	Consent and Fourth Amendment to Credit Agreement, dated as of April 1, 2008, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(e)	Consent and Fifth Amendment to Credit Agreement, dated as of June 9, 2008, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(f)	Consent and Sixth Amendment to Credit Agreement, dated as of September 25, 2008, between Addus HealthCare, Inc., as borrower, the Registrant, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

10.8(g)	Consent and Seventh Amendment to Credit Agreement, dated as of October 21, 2008, between Addus HealthCare, Inc., as borrower, the Registrant, Addus Management Corporation, Lowell Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Fort Smith Home Health Agency, Inc., Benefits Assurance Co., Inc., PHC Acquisition Corporation, Professional Reliable Nursing Service, Inc., Freeport Financial LLC, as agent, Freeport Loan Fund LLC, as a lender, Freeport Offshore Loan Fund LLC, as a lender, Freeport Loan Trust 2006-1, as a lender, CF Blackburn LLC and Fifth Third Bank (Chicago), as lenders

Exhibit Number	Description of Document
10.9	Management Consulting Agreement, dated September 19, 2006, between Addus HealthCare, Inc. and Eos Management, Inc.**

10.9(a)	Amendment No. 1 to Management Consulting Agreement, dated July 2008, between Addus HealthCare, Inc. and Eos Management, Inc.**

10.9(b)	Termination Agreement between Addus HealthCare, Inc. and Eos Management, Inc.**

10.10	Addus HealthCare, Inc. Home Health and Home Care Division Vice President and Regional Director Bonus Plan**

10.11	Addus HealthCare, Inc. Support Center Vice President and Department Director Bonus Plan**

10.12	Addus Holding Corporation 2006 Stock Incentive Plan**

10.13	Director Form of Option Award Agreement under the 2006 Stock Incentive Plan**

10.14	Executive Form of Option Award Agreement under the 2006 Stock Incentive Plan**

10.15	Contingent Payment Agreement, dated September 19, 2006, among the Registrant, Addus Acquisition Corporation, Addus Management Corporation, Addus HealthCare, Inc., W. Andrew Wright, III, Addus Term Trust, W. Andrew Wright Grantor Retained Annuity Trust, Mark S. Heaney, James A. Wright and Courtney E. Panzer**

10.16	Form of Indemnification Agreement**

10.17	License Agreement, dated March 24, 2006, between McKesson Information Solutions, LLC and Addus HealthCare, Inc.**

10.17(a)	Contract Supplement to the License Agreement, dated March 24, 2006**

10.17(b)	Contract Supplement to the License Agreement, dated March 28, 2006**

10.17(c)	Amendment to License Agreement, dated March 28, 2006, between McKesson Information Solutions, LLC and Addus HealthCare, Inc.**

10.18	Lease, dated April 1, 1999, between W. Andrew Wright, III and Addus HealthCare, Inc.**

10.18(a)	First Amendment to Lease, dated as of April 1, 2002, between W. Andrew Wright, III and Addus HealthCare, Inc.**

10.18(b)	Second Amendment to Lease, dated as of September 19, 2006, between W. Andrew Wright, III and Addus HealthCare, Inc.**

10.18(c)	Third Amendment to Lease, dated as of September 1, 2008, between W. Andrew Wright, III and Addus HealthCare, Inc.**

10.19	Consent Fee Agreement among the Registrant, Eos Capital Partners III, L.P. and Eos Partners SBIC III, L.P.**

10.20	Form of Addus HomeCare Corporation 2009 Stock Incentive Plan**

10.20(a)	Form of Incentive Stock Option Award Agreement under the 2009 Stock Incentive Plan**

10.20(b)	Form of Restricted Stock Award Agreement under the 2009 Stock Incentive Plan**

21.1	Subsidiaries of the Registrant**

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Dixon Hughes PLLC, Independent Public Accounting Firm**

23.3	Consent of Nixon Peabody LLP (included in Exhibit 5.1)*

24.1	Power of Attorney**

24.1(a)	Power of Attorney (Steven I. Geringer)**

*	To be filed by amendment.
**	Previously filed.
***	Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the redacted provisions have been filed separately with the Securities and Exchange Commission in connection with such request.